                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANTS

                                                                                  WHOLLY OWNED DIRECT OR
                                                                                  INDIRECT SUBSIDIARIES
                                                                                   CARRYING ON THE SAME
                                                                                   LINE OF BUSINESS AS
                                                                                     NAMED SUBSIDIARY
                                                                                  ----------------------
                                                                                  OPERATING    OPERATING
                                               JURISDICTION                        IN THE         IN
                                                    OF                 LINE OF     UNITED       FOREIGN
NAME                                           ORGANIZATION   PARENT   BUSINESS    STATES      COUNTRIES
----                                           ------------   ------   --------   ---------    ---------
Starwood Hotels & Resorts Worldwide, Inc.
  ("SH&RW")..................................  Maryland        --      Lodging       99           16
  SLC Operating Limited Partnership..........  Delaware       SH&RW    Lodging       10            7
  Starwood Hotels & Resorts ("SH&R").........  Maryland       SH&RW    Lodging        9           --
     SLT Realty Limited Partnership..........  Delaware       SH&R     Lodging       49           --
  ITT Corporation ("ITT")....................  Nevada         SH&RW      --          --           --
     ITT Sheraton Corporation ("ITTSC")......  Delaware        ITT     Lodging       38           --
       Sheraton Gaming Corporation...........  Nevada         ITTSC    Gaming        10           --
       Sheraton International, Inc.
          ("SII")............................  Delaware       ITTSC    Lodging       --           41
          Ciga S.p.A.........................  Italy           SII     Lodging       --           34
       Caesars World, Inc....................  Florida        ITTSC    Gaming        28           --

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Note: The names of some consolidated wholly owned subsidiaries of the
      Corporation carrying on the same lines of business as other subsidiaries named above have been omitted, the number of such omitted subsidiaries operating in the United States and in foreign countries being shown. Also omitted from the list are the names of other subsidiaries that, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.